Exhibit 99.1

PRESS RELEASE

CONTACTS:

Christian Gunning Director, Corporate Communications cgunning@boingo.com (310) 586-4009	Andrew Greenebaum / Laura Foster Addo Communications andrewg@addocommunications.com / lauraf@addocommunications.com (310) 829-5400

Boingo Wireless Reports Second Quarter 2012 Financial Results

LOS ANGELES — August 8, 2012 — Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, today announced the company’s financial results for the second quarter ended June 30, 2012.

Second Quarter 2012 Financial Highlights

Boingo Wireless reported revenue of $24.3 million, compared to $22.9 million for the second quarter of 2011, an increase of 5.9 percent.

Adjusted EBITDA was $6.8 million, compared to $6.4 million for the second quarter of 2011, an increase of 5.5 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

Net income attributable to common stockholders was $1.5 million, or $0.04 per diluted share.  This is compared to a net income attributable to common stockholders of $1.3 million, or $0.05 per diluted share, for the second quarter of 2011. Net income attributable to common stockholders for the three months ended June 30, 2011 is inclusive of $438 thousand of accretion of convertible preferred stock.

Management Commentary

“As the leading global provider of Wi-Fi software and services, we’re extremely confident in the long-term opportunity for Boingo,” said David Hagan, President and Chief Executive Officer of Boingo Wireless.  “Mobile data traffic continues to grow at exponential rates, increasing the need for small cell wireless technology solutions. While our second quarter performance reflects modest revenue growth, our recent venue signings and strong pipeline position us well for accelerated growth in the second half of 2012 and beyond. Year-to-date, we’ve added over 150,000 hotspots, including the recent additions of Wendy’s, a leading national retailer and two major international airports, bringing our total global count to over 550,000 hotspots.”

Business Highlights

Key accomplishments include:

•                  The acquisition of Cloud Nine Media, a leading location-based advertising technology company.

•                  An agreement with The Wendy’s Company to manage and operate Wi-Fi services at participating Wendy’s® restaurants in the U.S. and Canada.

•                  An agreement with Berlin Brandenburg Airport (BER) to exclusively provide Wi-Fi Internet services for passengers.

•                  An agreement with Newbridge Technologies to manage Wi-Fi services at Beijing Capital International Airport (PEK).

•                  A roaming agreement with SK Telecom for Boingo customers to access more than 75,000 SK Telecom hotspots in South Korea.

•                  An agreement with Forest City Ratner Companies (FCRC) for Boingo to provide Wi-Fi services at FCRC’s newest open-air lifestyle center, Westchester’s Ridge Hill.

Business Outlook

Boingo Wireless is initiating guidance for the third quarter ending September 30, 2012, as follows:

Q3 2012

•                  Revenue is expected to be in the range of $25.5 million to $26.5 million

•                  Adjusted EBITDA is expected to be in the range of $7.5 million to $8.5 million

•                  Net income attributable to common stockholders is expected to be in the range of $2.2 million to $2.7 million, or $0.05 to $0.06 per diluted share.

Boingo Wireless is revising guidance for the full year ending December 31, 2012, as follows:

Full Year 2012

•                  Revenue is expected to be in the range of $108.0 million to $111.0 million

•                  Adjusted EBITDA is expected to be in the range of $32.5 million to $35.5 million

•                  Net income attributable to common stockholders is expected to be in the range of $8.0 million to $10.0 million, or $0.22 to $0.27 per diluted share.

Conference call information

Members of Boingo Wireless’ management will host a conference call to discuss its second quarter 2012 financial results beginning at 4:30 pm ET (1:30 pm PT), today, August 8, 2012. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 ten minutes prior to the scheduled start time. International callers should dial (201) 689-8562. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of non-GAAP financial measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation, accretion of convertible preferred stock, income taxes, amortization of intangible assets, stock-based compensation expense, non-controlling interests expense and interest expense (income), net.  Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 550,000 hotspots worldwide. With a single account, Boingo users can access the mobile internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo through its Concourse Communications Group subsidiary operates wireless networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as quick serve restaurants. For more information about Boingo, please visit http://www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2011 filed with the SEC on April 13, 2012 and Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 11, 2012.  Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$24,302	$22,943	$48,489	$43,971
Costs and operating expenses:
Network access	9,661	9,169	19,516	17,506
Network operations	3,748	3,944	7,202	7,668
Development and technology	2,834	2,259	5,492	4,743
Selling and marketing	2,419	1,826	4,670	3,455
General and administrative	3,157	2,810	6,484	5,374
Amortization of intangible assets	247	508	482	1,069
Total costs and operating expenses	22,066	20,516	43,846	39,815
Income from operations	2,236	2,427	4,643	4,156
Interest and other income (expense), net	81	(239)	137	(305)
Income before income taxes	2,317	2,188	4,780	3,851
Income taxes	709	312	1,367	791
Net income	1,608	1,876	3,413	3,060
Net income attributable to non-controlling interests	147	145	295	282
Net income attributable to Boingo Wireless, Inc.	1,461	1,731	3,118	2,778
Accretion of convertible preferred stock	—	(438)	—	(1,633)
Net income attributable to common stockholders	$1,461	$1,293	$3,118	$1,145

Net income per share attributable to common stockholders:
Basic	$0.04	$0.06	$0.09	$0.08
Diluted	$0.04	$0.05	$0.08	$0.06

Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	34,799	23,258	34,384	14,927
Diluted	37,403	27,269	37,321	18,902

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$56,026	$93,933
Restricted cash	465	465
Marketable securities	42,195	—
Accounts receivable, net	7,887	7,382
Prepaid expenses and other current assets	3,153	1,103
Deferred tax assets	2,366	2,366
Total current assets	112,092	105,249
Property and equipment, net	43,859	39,717
Goodwill	25,512	25,512
Other intangible assets, net	9,067	9,511
Deferred tax assets	4,083	4,083
Other assets	3,905	4,848
Total assets	$198,518	$188,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,920	$4,573
Accrued expenses and other liabilities	11,284	12,759
Deferred revenue	16,281	13,575
Current portion of capital leases	41	205
Total current liabilities	32,526	31,112
Deferred revenue, net of current portion	26,924	27,754
Long-term portion of capital leases	157	197
Other liabilities	464	778
Total liabilities	60,071	59,841

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 34,991and 33,584 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	4	3
Additional paid-in capital	176,970	170,721
Accumulated deficit	(38,724)	(41,842)

Total common stockholders’ equity	138,250	128,882
Non-controlling interests	197	197
Total stockholders’ equity	138,447	129,079
Total liabilities and stockholders’ equity	$198,518	$188,920

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net income	$3,413	$3,060
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	7,873	5,339
Amortization of intangible assets	482	1,069
Stock-based compensation	1,945	930
Forgiveness of note receivable from stockholder	—	103
Excess tax benefits from stock-based compensation	(588)	—
Change in fair value of preferred stock warrants	—	140
Change in deferred income taxes	—	234
Changes in operating assets and liabilities:
Accounts receivable	(505)	461
Unbilled receivables	—	(266)
Prepaid expenses and other assets	1,616	470
Accounts payable	214	(2,273)
Accrued expenses and other liabilities	(3,006)	(1,790)
Deferred revenue	1,876	2,423
Net cash provided by operating activities	13,320	9,900
Cash flows from investing activities
Increase in restricted cash	—	(52)
Purchases of marketable securities available-for-sale	(42,195)	—
Purchases of property and equipment	(10,675)	(9,793)
Contractual payments related to business acquisition	(14)	(81)
Net cash used in investing activities	(52,884)	(9,926)
Cash flows from financing activities
Excess tax benefits from stock-based compensation	588	—
Proceeds from exercise of stock options	1,885	558
Payments of capital leases	(174)	(237)
Payments to non-controlling interests	(642)	(547)
Proceeds from issuance of common stock upon initial public offering	—	48,297
Offering costs	—	(2,073)
Net cash provided by financing activities	1,657	45,998
Net decrease in cash and cash equivalents	(37,907)	45,972
Cash and cash equivalents at beginning of year	93,933	25,721
Cash and cash equivalents at end of year	$56,026	$71,693
Supplemental disclosure of cash flow information
Cash paid for taxes	$286	$1,173
Supplemental disclosure of non-cash investing and financing activities
Property and equipment and software maintenance costs in accounts payable, accrued expenses and other liabilities	3,363	2,093
Offering costs in accounts payable, accrued expenses and other liabilities	—	456
Accretion of convertible preferred stock	—	1,633
Conversion of convertible preferred stock into common stock	—	124,602
Exercise and conversion of preferred stock warrants into common stock	—	272

Schedule of Non-GAAP Reconciliations

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income attributable to common stockholders	$1,461	$1,293	$3,118	$1,145
Depreciation and amortization of property and equipment	3,358	2,810	7,873	5,339
Accretion of convertible preferred stock	—	438	—	1,633
Income tax expense	709	312	1,367	791
Amortization of other intangible assets	247	508	482	1,069
Stock-based compensation expense	952	695	1,945	901
Non-controlling interests	147	145	295	282
Interest expense (income), net	(81)	239	(137)	305
Adjusted EBITDA	$6,793	$6,440	$14,943	$11,465